SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Trident Microsystems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

October 28, 2002

Dear Stockholder:

      This year’s annual meeting of stockholders will be held on Wednesday, December 4, 2002 at 9:00 a.m. local time, at Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, California 94085. You are cordially invited to attend.

      The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

      After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting and vote in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

      A copy of the Company’s 2002 Form 10-K is also enclosed.

      The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer

TRIDENT MICROSYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 4, 2002

To The Stockholders:

      Please take notice that the annual meeting of the stockholders of Trident Microsystems, Inc. (the “Company”), will be held on December 4, 2002, at 9:00 a.m. at Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, California 94085, for the following purposes:

1. To elect one Class I director to hold office for a three-year term and until his respective successor is elected and qualified.

2. To approve the Trident Microsystems Inc. 2002 Stock Option Plan and the reservation of 675,000 shares of the Company’s Common Stock for issuance thereunder.

3. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2003.

4. To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on October 15, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at Company’s principal offices.

By order of the Board of Directors,

FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer

Sunnyvale, California

October 28, 2002

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.
EXECUTIVE COMPENSATION AND OTHER MATTERS
Stock Options Granted During Last Fiscal Year
Option Exercises and Fiscal 2002 Year-End Values
Compensation of Directors
Change in Control Arrangements
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
COMPARISON OF CUMULATIVE TOTAL RETURN FROM JUNE 30, 1997 THROUGH JUNE 30, 2002(2) AMONG TRIDENT MICROSYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, AND THE S&P SEMICONDUCTORS INDEX
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE 2002 STOCK OPTION PLAN
Summary of United States Federal Income Tax Consequences of the 2002 Plan
New Plan Benefits
Vote Required and Board of Directors’ Recommendation
EQUITY COMPENSATION PLAN INFORMATION
Material Features of the 1996 Nonstatutory Stock Option Plan
Material Features of the Director Options
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
APPENDIX A

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TRIDENT MICROSYSTEMS, INC.

1090 East Arques Avenue
Sunnyvale, California 94085

      The accompanying proxy is solicited by the Board of Directors of Trident Microsystems, Inc., a Delaware corporation (“Trident” or the “Company”), for use at the Annual Meeting of Stockholders to be held December 4, 2002, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is October 28, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

      Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

      Voting Securities. Only stockholders of record as of the close of business on October 15, 2002 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 13,603,855 shares of common stock of the Company, par value $.001 per share (“Common Stock”), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented at the meeting. The Company’s By-Laws provide that the holders of a majority of all of the shares of the stock entitled to vote at the meeting, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

      Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.

Stock Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information, as of October 15, 2002, with respect to the beneficial ownership of the Company’s Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the two other most highly compensated executive officers of the Company as of June 30, 2002, whose salary and incentive compensation for the fiscal year ended June 30,

2002 exceeded $100,000 (“Named Executive Officers”), and (iv) all executive officers and directors of the Company as a group.

	Shares Owned(1)(2)

	Number	Percentage
Name and Address of Beneficial Owners	of Shares	of Class

Beneficial Owners of in Excess of 5% (other than directors and named executive officers)
Dimensional Fund Advisors, Inc.(3)	977,700	7.19%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Kennedy Capital Management, Inc.(4)	1,142,600	8.40%
10829 Olive Boulevard St. Louis, MO 63141
Named Executive Officers and directors(5)
Glen M. Antle(6)	59,917	*
Yasushi Chikagami(7)	43,877	*
Frank C. Lin(8)	2,121,387	15.59%
John Luke(9)	26,667	*
Millard Phelps(10)	35,589	*
Jung-Herng Chang(11)	351,547	2.58%
Peter Jen(12)	319,470	2.35%
Executive officers and directors as a group (7 persons)(13)	2,958,454	21.75%

*	Less than 1%

(1)	Except as otherwise noted, the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table. The number of shares indicated includes in each case the number of shares of Common Stock issuable upon exercise of stock options to the extent such options are currently exercisable for purposes of this table. Options and warrants are deemed to be “currently exercisable” if they may be exercised within 60 days of October 15, 2002.

(2)	Calculated on the basis of 13,603,855 shares of Common Stock outstanding as of October 15, 2002 provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after October 15, 2002 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(3)	Based on a Schedule 13G filed on February 12, 2002 by Dimensional Fund Advisors, Inc.

(4)	Based on a Schedule 13G filed on February 14, 2002 by Kennedy Capital Management, Inc.

(5)	The address of the executive officers and directors is c/o Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, CA 94085.

(6)	Includes 47,917 shares subject to options exercisable by Mr. Antle within sixty days of October 15, 2002.

(7)	Includes 1,000 shares held by a joint tenant account for Mr. Chikagami’s wife, son and daughter. Also includes 42,877 shares subject to options exercisable by Mr. Chikagami within sixty days of October 15, 2002.

(8)	Includes 545,000 shares subject to options exercisable by Mr. Lin within sixty days of October 15, 2002. Also includes 10,500 shares held by Mr. Lin’s wife, 22,250 shares held by Mr. Lin’s son and 22,250 shares held by a custodian for the benefit of Mr. Lin’s child.

(9)	Includes 26,667 shares subject to options exercisable by Mr. Luke within sixty days of October 15, 2002.

(10)	Includes 34,634 shares subject to options exercisable by Mr. Phelps within sixty days of October 15, 2002.

(11)	Includes 310,000 shares subject to options exercisable by Mr. Chang within sixty days of October 15, 2002.

(12)	Includes 275,000 shares subject to options exercisable by Mr. Jen within sixty days of October 15, 2002.

(13)	Includes 1,282,095 shares subject to options exercisable within sixty days of October 15, 2002.

Management

      Directors. This section sets forth the ages and backgrounds of the Company’s current directors, including the Class I nominee to be elected at this meeting.

		Positions	Director
Name	Age	With the Company	Since

Class I Director nominated for election at the 2002 Annual Meeting of Stockholders:
Yasushi Chikagami	63	Director	1994
Class II Directors whose terms expire at the 2003 Annual Meeting of Stockholders:
Millard Phelps	74	Director	1995
John Luke	69	Director	1999
Class III Directors whose terms expire at the 2004 Annual Meeting of Stockholders:
Frank C. Lin	57	President, Chief Executive Officer	1987
		and Chairman of the Board of Directors
Glen M. Antle	64	Director	1992

      Mr. Lin founded the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since July 1987. His career spans 26 years in the computer and communications industries. From June 1984 to July 1987, he was Vice President of Engineering at Genoa Systems, Inc., a graphics and storage product company that he co-founded. From 1982 to 1984, Mr. Lin was a senior manager at Olivetti Advanced Technical Center, a PC peripheral equipment design company. Prior to Olivetti, Mr. Lin worked for IBM-Rolm, GTE and Exxon Office System in various engineering positions.

      Mr. Antle has served as a director of the Company since July 1992. From July 1996 to August 1997 Mr. Antle was a director of Compass Design Automation, a company providing EDA tools and libraries. From February 1991 to June 1993, he served as Chairman of the Board of Directors of PiE Design Systems, an electronic design automation company, and from August 1992 to June 1993 as its Chief Executive Officer. In June 1993, PiE merged into Quickturn Design Systems, Inc., also an electronic design automation company, and Mr. Antle served as Chairman of the Board of Directors of Quickturn from June 1993 to June 1999. From June 1989 to February 1991 Mr. Antle was retired. Mr. Antle was a co-founder of ECAD, Inc., now Cadence Design Systems, Inc., and served as its Co-Chairman of the Board of Directors from May 1988 to June 1989 and as its Chairman of the Board of Directors and Chief Executive Officer from August 1982 to May 1988.

      Mr. Chikagami has served as a director of the Company since April 1994. From 1974 to January 1996, Mr. Chikagami served as Chairman of the EI-EN Group, a group of private companies located in Asia engaged in the electronics components and computer peripherals business. Since January 1996, Mr. Chikagami has served as Chairman of KEIAN Corporation, a computer and communications component company, operating in Japan. Mr. Chikagami has also served as Vice Chairman of Eastern Computer Group Co. in China since 1988. He was also a founder of GVC Corporation, a publicly held Taiwanese company engaged in activities including the manufacture of electronics components and computer peripherals. Mr. Chikagami is also a director of Silicon Storage Technology, Inc.

      Mr. Phelps has served as a director of the Company since September 1995. From September 1984 to May 1994, he served as a senior technology analyst for Hambrecht & Quist, an investment banking firm and from May 1994 to July 1994, Mr. Phelps served as an advisory director of Hambrecht & Quist when he retired. Prior to that, Mr. Phelps spent 23 years in the semiconductor industry in various executive positions. Mr. Phelps is also a director of Pericom, a semiconductor corporation, and two private semiconductor companies.

      Mr. Luke has served as a director of the Company since January 1999. From May 1989 to September 1997, Mr. Luke served as President of TSMC, USA and had been President Emeritus until 1999. Prior to that, from 1982 to 1989, Mr. Luke served as Vice President of Sales for Monsanto Electronic Materials, Inc.; from 1978 to 1982, as Vice President of Worldwide Sales at Signetics Corporation; from 1976 to 1978, as Vice President of Marketing and International Sales for American Microsystems, Inc.; from 1974 to 1976, as Vice President of Marketing and Sales for Monolithic Memories and from 1971 to 1974, as Vice President of Sales at Fairchild. Mr. Luke also spent 10 years at Texas Instruments in sales and engineering management positions.

      Management’s nominee for election at the Annual Meeting of Stockholders to Class I of the Board of Directors is Yasushi Chikagami, current Class I Director.

      Meetings of the Board of Directors and Committees. During the fiscal year ended June 30, 2002, the Board of Directors held four (4) meetings. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during fiscal 2002.

      The Audit Committee was composed of three independent, non-employee directors of the Company, Glen M. Antle, Millard Phelps and John Luke during fiscal 2002. The Audit Committee adopted a formal charter on June 13, 2000. The Audit Committee’s function is to review, with the Company’s independent public accountants, management and the Board of Directors, the Company’s financial reporting processes and internal financial controls and to review the independence of the Company’s independent public accountants. The Audit Committee reviews and discusses with management the results of the examination of the Company’s financial statements by the independent public accountants and the independent public accountants’ opinion. The Audit Committee also discusses with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditory Standards No. 380). The Audit Committee also approves all professional services performed by the independent public accountants, recommends the retention of the independent public accountants to the Board of Directors, subject to ratification by the stockholders. The Audit Committee held four (4) meetings during the fiscal year ended June 30, 2002.

      The Compensation Committee consists of two members. During the last fiscal year, John Luke and Yasushi Chikagami were the members of the Compensation Committee. The Compensation Committee held one meeting during the fiscal year ended June 30, 2002. The Compensation Committee’s primary function is to review and recommend salary levels of, to approve bonus plans for and stock option grants to executive officers, and to set the compensation of the Chief Executive Officer.

      The Nominating Committee was established on October 15, 2001. The members of the Nominating Committee change annually such that its members shall consist of those directors who are not standing for election. The Nominating Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. The Nominating Committee met on October 15, 2002 and nominated Mr. Chikagami for election as Class I director at the annual meeting. Stockholders may nominate one or more persons for election as directors at a meeting only if timely notice of such nomination(s) has been given in writing to the Secretary of the Company in accordance with the Company’s bylaws. Nominations of stockholders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company at its offices at 1090 East Arques Avenue, Sunnyvale, California 94085, no later than July 1, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table sets forth information concerning the compensation during the fiscal years ended June 30, 2002, June 30, 2001 and June 30, 2000 of the Chief Executive Officer of the Company and the two most highly compensated executive officers of the Company as of June 30, 2002, whose salary and bonus for the fiscal year ended June 30, 2002 exceeded $100,000. Amounts under the caption “Bonus” are amounts earned for performance during the fiscal year including amounts paid after the end of the fiscal year.

Summary Compensation Table

							Long-Term
							Compensation
		Annual Compensation
							Securities
					Other Annual		Underlying
Name and Principal Position	Year	Salary	Bonus		Compensation		Options(#)

Frank C. Lin	2002	$505,523	$0		$25,962	(1)	100,000
President and Chief Executive Officer	2001	$451,360	$251,452		$59,890	(2)	100,000
	2000	$391,123	$469,414	(3)	$112,125	(4)	60,000
Jung-Herng Chang	2002	$272,200	$0		$2,025	(5)	50,000
President, Digital Media	2001	$244,000	$117,302		$0		50,000
Business Unit	2000	$211,200	$206,800	(6)	$36,800	(7)	35,000
Peter Jen	2002	$268,964	$0		$6,246	(5)	50,000
Sr. Vice President, Asia	2001	$241,000	$115,805		$0		50,000
Operations and Chief	2000	$209,250	$204,160	(8)	$134,097	(9)	25,000
Accounting Officer

(1)	Includes $7,290.92 accrued vacation payout for 911 donation. Also includes $18,670.95 loan interest reduction due to an amendment on loan agreement of which interest rate was retroactively changed effective January 1, 2001 to the monthly Applicable Federal Rates as published by the revenue ruling of the U.S. Internal Revenue Service.

(2)	Accrued vacation payout.

(3)	Reflects a bonus of $469,414.00 earned by Mr. Lin during the fiscal year ended June 30, 2000 but not paid until October 2000.

(4)	Includes $38,750.00 representing accrued vacation payout and $73,375.00 representing retroactive pay and monetary compensation for lost wages since the 10% executive salary reduction starting from August 1998.

(5)	Reflects accrued vacation payout for 911 donation.

(6)	Reflects a bonus of $206,800.00 earned by Mr. Chang during the fiscal year ended June 30, 2000 but not paid until October 2000.

(7)	Representing retroactive pay and monetary compensation for lost wages since the 10% executive salary reduction starting from August 1998.

(8)	Reflects a bonus of $204,160.00 earned by Mr. Jen during the fiscal year ended June 30, 2000 but not paid until October 2000.

(9)	Includes $77,443.00 representing commission earned, $19,903.80 representing accrued vacation pay-out and $36,750.00 representing retroactive pay and monetary compensation for lost wages since the 10% executive salary reduction starting from August 1998.

Stock Options Granted During Last Fiscal Year

      The following table provides the specified information concerning grants of options to purchase the Company’s Common Stock made during the fiscal year ended June 30, 2002 to the persons named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

	Individual Grants

	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation
	Options	Employees	or Base		for Option Term(3)
	Granted	in Fiscal	Price	Expiration
Name	(#)(1)	Year	($/Sh)(2)	Date	5%($)	10%($)

Frank C. Lin	100,000	11.396%	$4.39	7/25/11	$276,084.74	$699,652.94
Jung-Herng Chang	50,000	5.698%	$4.39	7/25/11	$138,042.37	$349,826.47
Peter Jen	50,000	5.698%	$4.39	7/25/11	$138,042.37	$349,826.47

(1)	The options listed were granted on July 25, 2001 under the 1992 Stock Option Plan (the “Option Plan”) and vest and become exercisable as to 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. The Option Plan permits the grant of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”), and nonstatutory stock options. The exercise price of incentive stock options must at least equal the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporations must be at least 110% of the fair market value of the Common Stock on the date of grant and the term of such options cannot exceed five years. Under the Option Plan, the Compensation Committee retains discretion to modify the terms, including the exercise price, of outstanding options. See “CHANGE IN CONTROL ARRANGEMENTS.”

(2)	All options were granted at or above market value on the date of grant as determined by the Compensation Committee.

(3)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option-holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Fiscal 2002 Year-End Values

      The following table provides the specified information concerning exercises of options to purchase the Company’s Common Stock in the fiscal year ended June 30, 2002, and unexercised options held as of June 30, 2002, by the persons named in the Summary Compensation Table.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

					Value of Unexercised
					In-the-Money Options at
	Shares		Number of Securities		FY-End(2)
	Acquired		Underlying Unexercised
	on		Options at FY-End(1)
	Exercise	Value
Name	(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank Lin	0	$0	495,000	150,000	$1,148,200.00	$278,375.00
Jung-Herng Chang	0	$0	285,000	75,000	$662,812.50	$139,187.50
Peter Jen	7,500	$45,600	250,000	75,000	$594,812.50	$139,187.50

(1)	The options listed were granted under the 1992 Stock Option Plan.

(2)	The value of the unexercised in-the-money options is based on the closing price of the Company’s Common Stock on June 28, 2002 ($6.22 per share), as reported by the Nasdaq National Market, and is net of the exercise price of such options.

Compensation of Directors

      Board members other than the Company’s outside directors receive no compensation for attending Board meetings, except for reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings. The Company’s outside directors receive $20,000 per year as an annual retainer. In addition, each outside director receives $1,500 for each Board or Committee meeting attended in person, and $1,000 for each Board or Committee meeting attended by phone.

      The Company’s 1994 Outside Directors Stock Option Plan (the “Directors Plan”) provides that on the day of the initial election or appointment of each new non-employee director (an “Outside Director”), such Outside Director will automatically receive an option to purchase 20,000 shares of the Company’s Common Stock and will receive an additional option to purchase 20,000 shares of the Company’s Common Stock on the date of the first annual meeting of the stockholders following the third anniversary of his or her previous Directors Plan option grant, provided that he or she remains in office. Furthermore, each Outside Director currently in office who previously was granted an option under the Directors Plan will automatically receive an additional option to purchase 20,000 shares of the Company’s Common Stock on the day of each third annual meeting of the stockholders of the Company subsequent to the date of the prior option grant after which the individual remains in office. Each option granted under the Directors Plan becomes exercisable in three annual installments, subject to the Outside Director’s continued Board service.

Change in Control Arrangements

      The Company’s 1992 Stock Option Plan (the “Option Plan”) provides that in the event of a merger of the Company with or into another corporation, unless the successor corporation assumes or substitutes equivalent options for options granted under the Option Plan, the Board of Directors shall provide that all outstanding options under the Option Plan will be fully exercisable prior to the merger. Options which are neither assumed or substituted for by the successor corporation nor exercised prior to the expiration of a 15-day notice period will terminate upon the expiration of such period.

      All shares subject to options granted under the Directors Plan will become fully vested and exercisable as of the date 15 days prior to a change in control of the Company as defined in the Directors Plan unless the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), either assumes or substitutes Acquiring Corporation options for options outstanding under the Directors Plan. Any such options which are neither assumed or substituted for by the Acquiring Corporation nor exercised will terminate as of the date of the change in control.

      The Company entered into a change in control agreement, effective September 25, 2001, with Frank Lin, the Chairman, CEO and President of the Company. The agreement provides for severance and other benefits to be paid to Mr. Lin in the event of Mr. Lin’s termination following a “change in control” of the Company. The agreement defines a “change in control” as a merger or consolidation or the sale, or exchange by the stockholders of the Company of 40% or more of the capital stock of the Company, or the sale or exchange of 40% or more of the Company’s assets. The agreement provides that in the event of Mr. Lin’s involuntary termination, constructive termination, death or disability within 36 months following a change in control, Mr. Lin will be entitled to receive: (1) severance in the amount of 36 months of Mr. Lin’s annual base salary then in effect, (2) three times Mr. Lin’s potential annual bonus then in effect, (3) acceleration in vesting of up to 1,000,000 of Mr. Lin’s options, and (4) continued group insurance coverage of medical, dental, prescription drug, vision care and life insurance for 36 months following Mr. Lin’s termination.

      The Board of Directors believes that the agreement is in the best interests of the Company in order to ensure the continued dedication and objectivity of Mr. Lin, notwithstanding the possibility of a “change in control.”

Certain Relationships and Related Transactions

      In October 1998, the Board approved a loan to Frank Lin pursuant to which Mr. Lin could borrow $500,000 from the Company. On April 27, 2000, the Company and Mr. Lin entered into a loan agreement pursuant to which Mr. Lin borrowed $500,000 from the Company, payable on April 27, 2002 together with interest at a rate of 6.46% per annum. Due to prolonged softness of the global economy and personal financial hardship, the Board approved on April 22, 2002. a proposal to amend Mr. Lin’s loan and to extend the term for one more year to April 27, 2003 with unpaid accrued interest be added on the principal amount. The Board also approved a proposal to change the interest rate effective January 1, 2001 to the monthly Applicable Federal Rates published by the revenue ruling of the U.S. Internal Revenue Service as part of Mr. Lin’s compensation package.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that, during fiscal 2002, all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were met.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee

      The Compensation Committee was composed of two independent, non-employee directors of the Company during the 2002 fiscal year. No such persons were former employees of the Company. During fiscal 2002, the Compensation Committee members were John Luke and Yasushi Chikagami. The Compensation Committee’s primary function is to review and recommend salary levels of, to approve bonus plans for and stock option grants to executive officers, and to set the compensation of the Chief Executive Officer. During fiscal 2002, the Compensation Committee met once.

Compensation Philosophy

      The Compensation Committee seeks to align executive compensation with the value achieved by the executive team for the Company’s stockholders. Toward that goal, the Company’s compensation program emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. The Company uses salary, executive officer bonuses and stock options to motivate executive officers to achieve the Company’s business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee reviews and evaluates each executive officer’s base and variable compensation annually relative to corporate performance and comparative market information.

      In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information in the form of published survey data provided to the Compensation Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs, of companies considered by the Compensation Committee to be comparable technology companies as well as companies in the semiconductor design industry. The Compensation Committee’s policy is generally to target levels of cash and equity compensation paid to its executive officers so that such compensation is competitive with that paid by such comparable companies.

      In preparing the performance graph for this Proxy Statement, the Company has selected the S&P Semiconductors Index and the Nasdaq Stock Market-U.S. Index as its peer groups. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent, particularly those companies located outside the Silicon Valley, where competition for employees has been intense.

      The Company has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the chief executive officers or any of the four other most highly compensated executive officers, unless the compensation is commission or performance-based. The Company’s policy is to qualify to the extent reasonable its executive officers’ compensation for deductibility under applicable tax laws. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Compensation Committee believes that compensation attributable to any options granted under the Company’s 1992 Stock Option Plan during the fiscal year ended June 30, 2002 will qualify as performance-based compensation in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deductibility of such compensation by the Company.

Forms of Compensation

      Salary. The Company strives to offer executive officers salaries that are competitive with comparable companies in the technology sector generally and in the semiconductor design industry. Frank C. Lin, President and Chief Executive Officer of the Company, approves executive salaries at the time executives join the Company, which are subject to review and approval by the Compensation Committee. Thereafter, Mr. Lin periodically reviews salaries of the executive officers and recommends adjustments to the base salaries of those officers which are subject to review and approval by the Compensation Committee. The Compensation Committee reviews Mr. Lin’s performance and makes adjustments to his salary. Adjustments made by Mr. Lin and the Compensation Committee are based on individual executive officer performance, cost of living increases, Company performance, and adjustments to retain qualified personnel. Mr. Lin’s base salary is reviewed annually by the Compensation Committee and reflects his position, duties, and responsibilities.

      Incentive Compensation. The Board of Directors reviews and approves an executive bonus plan (“Plan”) based upon Company and individual performance. The Compensation Committee believes that significant bonus incentives based on performance of the Company provide substantial motivations to achieve corporate goals. Under the Plan for fiscal 2002, Company performance is measured for the fiscal year on a basis of achieving revenue targets and on actual net profit as compared with budgeted net profit. Each executive’s incentive bonus will increase if the Company’s performance exceeds goals, but is subject to overall limitations on amount. For fiscal 2002, bonuses will be determined after the fiscal year end based upon Company performance. The Plan is approved by the Compensation Committee with the Compensation Committee reviewing the calculations of amounts based upon the Plan. The Compensation Committee believes the incentives paid to the Company’s executives on a basis of Company performance and individual performance are comparable to those paid under industry standard incentive compensation programs.

      For fiscal 2002, the Company failed to meet its revenue and profit objectives. Mr. Lin and other executive officers did not receive salary adjustments or bonuses.

      Stock Options. The Compensation Committee strives to maintain the equity position of all executive officers at levels competitive with comparable companies. The Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for the Company’s stockholders, and therefore grants stock options under the Company’s 1992 Stock Option Plan at the commencement of an executive officer’s employment and, depending on that officer’s performance and the appropriateness of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, vest over a period of years and will only have value if the Company’s stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance.

      On July 25, 2001, the Compensation Committee granted options to executive officers, including Mr. Lin. Mr. Lin received a grant of 100,000 shares with an exercise price of $4.39. The grant is based on Mr. Lin’s senior position, his responsibilities, and his past and expected contributions to the Company’s future success and was intended to provide competitive equity compensation to Mr. Lin for the Company’s 2002 fiscal year.

2002 COMPENSATION COMMITTEE

John Luke
Yasushi Chikagami

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PriceWaterhouseCoopers, LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

      The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A.

      The Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with PriceWaterhouseCoopers, LLP, with and without management present, to discuss the overall scope of PriceWaterhouseCoopers, LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

AUDIT COMMITTEE

Glen M. Antle
Millard Phelps
John Luke

COMPARISON OF STOCKHOLDER RETURN

      The Company has selected the S&P Semiconductors Index for comparison of stockholder return in lieu of the JP Morgan H&Q Semiconductors Sector Index that was selected for fiscal year 2001 because the JP Morgan H&Q Semiconductors Sector Index is no longer available. Therefore, set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) (“Nasdaq US”), the JP Morgan H&Q Semiconductors Sector Index (“JP Morgan H&Q Semiconductors”) and the S&P Semiconductors Index (“S&P Semiconductors”) for the period commencing on June 30, 1996 and ending on June 30, 2001. Also set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) (“Nasdaq US”) and the S&P Semiconductors Index (“S&P Semiconductors”) for the period commencing on June 30, 1997 and ending on June 30, 2002.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM

JUNE 30, 1996 THROUGH JUNE 30, 2001(1)
AMONG TRIDENT MICROSYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JP MORGAN H&Q SEMICONDUCTORS INDEX
AND THE S&P SEMICONDUCTORS INDEX

	Jun-96	Jun-97	Jun-98	Jun-99	Jun-00	Jun-01

Trident Microsystems	$100.00	$89.11	$42.08	$72.77	$71.29	$32.16
Nasdaq US	$100.00	$121.60	$160.06	$230.22	$340.39	$184.52
JP Morgan H&Q Semiconductors	$100.00	$181.35	$148.65	$315.09	$811.20	$447.50
S&P Semiconductors	$100.00	$187.11	$189.36	$328.18	$742.30	$315.24

(1)	Fiscal year ending June 30. Assumes that $100.00 was invested on June 30, 1996 in the Company’s Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm

COMPARISON OF CUMULATIVE TOTAL RETURN FROM

JUNE 30, 1997 THROUGH JUNE 30, 2002(2)
AMONG TRIDENT MICROSYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE S&P SEMICONDUCTORS INDEX

	Jun-97	Jun-98	Jun-99	Jun-00	Jun-01	Jun-02

Trident Microsystems	$100.00	$47.22	$81.67	$80.00	$36.09	$55.29
Nasdaq US	$100.00	$131.62	$189.31	$279.93	$151.75	$103.40
S&P Semiconductors	$100.00	$101.20	$175.39	$396.72	$168.48	$102.70

(1)	Fiscal year ending June 30. Assumes that $100.00 was invested on June 30, 1997 in the company’s Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company has a classified Board of Directors currently consisting of one Class I director (Yasushi Chikagami), two Class II directors (Millard Phelps and John Luke) and two Class III directors (Frank C. Lin and Glen M. Antle), who will serve until the annual meetings of stockholders to be held in 2002, 2003 and 2004, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the annual meeting dates. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by vote of the stockholders) may be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

      The term of the Class I director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as Class I director of the Board of Directors at the meeting. Management’s nominee for election by the stockholders to this position is Yasushi Chikagami, the current Class I member of the Board of Directors.

      If elected, Management’s nominee will serve as director until the Company’s annual meeting of stockholders in 2005, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Company may designate. Proxies may not be voted for more than one nominee.

      If a quorum is present, the nominee for Class I director receiving the highest number of affirmative votes will be elected as Class I director. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e.,“broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. CHIKAGAMI.

PROPOSAL NO. 2

APPROVAL OF THE

2002 STOCK OPTION PLAN

      At the Annual Meeting, the stockholders will be asked to approve the Trident Microsystems, Inc. 2002 Stock Option Plan (the “2002 Plan”). On July 23, 2002, the Board of Directors adopted the 2002 Plan subject to and effective upon its approval by the stockholders in order to replace the Company’s 1992 Stock Option Plan, which expired on October 16, 2002.

      The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, the Company must continue to offer a competitive equity incentive program. The proposed 2002 Plan, which authorizes the issuance of a total of 675,000 shares of the Company’s Common Stock, is intended to ensure that the Company will continue to have available a reasonable number of shares for its stock option program.

Summary of the Provisions of the 2002 Plan

      The following summary of the 2002 Plan is qualified in its entirety by the specific language of the plan, a copy of which is available to any stockholder upon request.

      General. The purpose of the 2002 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company’s employees, directors and consultants and by motivating such persons to contribute to the Company’s growth and profitability. The 2002 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the grant to employees, directors and consultants of nonstatutory stock options.

      Shares Subject to 2002 Plan. A maximum of 675,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 2002 Plan. Subject to any required action by the Company’s stockholders, appropriate adjustments will be made to the shares subject to the 2002 Plan, the “Grant Limit” described below and to outstanding options in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company. If any outstanding option expires, terminates or is canceled without having been exercised in full, the shares allocable to the unexercised portion of the option will again be available for grant.

      To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the 2002 Plan, the plan is designed to qualify such compensation as “performance-based compensation” under Section 162(m) of the Code. To comply with Section 162(m), the 2002 Plan limits the number of shares for which options may be granted to any employee. Under this limitation, no employee may be granted options for more than 500,000 shares in his or her first fiscal year of service or more than 100,000 shares in any subsequent fiscal year (the “Grant Limit”). The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company’s capital structure, as previously described.

      Administration. The 2002 Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “Board” refers to either the Board of Directors or such committee.) Subject to the provisions of the 2002 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Board may delegate to the Chief Executive Officer the authority to grant options for up to 30,000 shares in any fiscal year to any person who is neither an officer nor a director of the company. An option granted under that authority must have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, be subject to the terms and conditions of the standard form of option agreement approved by the Board and conform to such other guidelines as the Board may establish. The 2002 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2002 Plan. The Board will interpret the 2002 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 2002 Plan or any option.

      Eligibility. Options may be granted under the 2002 Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. As of October 15, 2002, the Company had approximately 416 employees, including 3 executive officers and 4 non-employee directors who would be eligible under the 2002 Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

      Terms and Conditions of Options. Each option granted under the 2002 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2002 Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the

Common Stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of October 15, 2002, the closing price of the Company’s Common Stock, as reported on the Nasdaq National Market, was $2.74 per share.

      The 2002 Plan provides that the option exercise price may be paid in cash, by check or cash equivalent; by delivery of an exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Options granted under the 2002 Plan will generally have a term of ten years, provided that the maximum term of an incentive stock option is ten years and an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. An option generally will remain exercisable for thirty days following the optionee’s termination of service. However, if such termination results from the optionee’s death or disability, the option generally will remain exercisable for a period of 12 months. In any event, the option must be exercised no later than its expiration date.

      Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the 2002 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

      Change in Control. The 2002 Plan defines a “Change in Control” of the Company as any of the following events immediately following which the stockholders of the Company immediately before the event do not retain, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent thereof (the “Acquiror”) may, without the consent of any optionee, either assume the Company’s rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation’s stock. Any outstanding options which are not assumed or exercised prior to the Change in Control will terminate as of the date of the Change in Control. The 2002 Plan authorizes the Board to provide for the acceleration of vesting of any or all outstanding options in connection with a Change in Control, and the standard form of stock option agreement approved by the Board for use under the plan provides for the acceleration of vesting in full fifteen days prior to any Change in Control in which the Acquiror elects not to assume or substitute a substantially equivalent option for the option outstanding under the plan. In addition, the 2002 Plan authorizes the Board, without the consent of any optionee, to provide that any option outstanding immediately prior to a Change in Control will be cancelled in exchange for payment in cash, stock or other property of an amount equal to the excess of the fair market value of the consideration to be paid per share of Common Stock in the Change in Control over the exercise price with respect to each vested share subject to the cancelled option.

      Termination or Amendment. The 2002 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within ten years of the effective date of the plan. The Board may terminate or amend the 2002 Plan at any time. However, without stockholder approval, the Board may not amend the 2002 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option’s status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of United States Federal Income Tax Consequences of the 2002 Plan

      The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 2002 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

      Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

      The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

      No options will be granted under the 2002 Plan prior to its approval by the stockholders of the Company. Future grants under the 2002 Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 2002 Plan will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the 2002 Plan.

Vote Required and Board of Directors’ Recommendation

      Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

      As described above, the 2002 Plan is intended to preserve the treatment of option-related compensation as “performance-based compensation” for purposes of Section 162(m) of the Code. By approving this proposal, the stockholders will be approving, among other things, the eligibility requirements for participation in the 2002 Plan and the Grant Limit.

      The Board of Directors believes that adoption of the proposed 2002 Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2002 PLAN.

EQUITY COMPENSATION PLAN INFORMATION

      We currently maintain four compensation plans that provide for the issuance of our Common Stock to officers, directors, other employees or consultants. These consist of the 1992 Stock Option Plan (the “1992 Plan”), 1994 Outside Directors Stock Option Plan and 2001 Employee Stock Purchase Plan (the “Purchase Plan”), which have been approved by stockholders, and the 1996 Nonstatutory Stock Option Plan (the “1996 Plan”), which has not been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2002:

Number of Shares
	Number of Shares to		Remaining Available
	be Issued Upon		for Future Issuance
	Exercise of	Weighted-Average	Under Equity
	Outstanding	Exercise Price of	Compensation Plans
	Options, Warrants	Outstanding Options,	(Excluding Shares
	and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	1,667,427	$4.71	934,415 (1)
Equity compensation plans not approved by stockholders(2)	2,157,125 (3)	$4.34 (4)	1,065,675
Total	3,824,552	$4.50	2,000,090

(1)	These shares include 465,126 shares that are reserved for issuance under the Purchase Plan and 385,134 shares that were reserved under the 1992 Plan on June 30, 2002 but which subsequently ceased to be so reserved when the 1992 Plan expired on October 16, 2002.

(2)	Consists of shares subject to options that are outstanding or may be issued pursuant to the 1996 Plan and pursuant to two options granted to two non-employee directors in 1996 and 1998 outside of the Company’s stock option plans and without stockholder approval (the “Director Options”). The material features of the 1996 Plan and the two Director Options are described below.

(3)	These shares include 11,250 shares that are subject to the Director Options.

(4)	The weighted-average exercise price of the 11,250 shares subject to the Director Options is $8.04.

Material Features of the 1996 Nonstatutory Stock Option Plan

      As of October 15, 2002, we had reserved an aggregate of 4,100,000 shares of Common Stock for issuance under the 1996 Plan, of which 791,925 shares remained available for future grant on such date. The 1996 Plan provides for the granting of nonstatutory stock options to employees and consultants who are not officers or directors of the Company, with exercise prices per share equal to no less than 85% of the fair market value of our Common Stock on the date of grant. Options granted under the 1996 Plan generally have a 10-year term and vest at the rate of 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. The vesting of options granted under the 1996 Plan will be accelerated in full in the event of a merger of the Company with or into another corporation in which the outstanding options are neither assumed nor replaced by equivalent options granted by the successor corporation or a parent or subsidiary of the successor corporation. The 1996 Plan is not required to be and has not been approved by the Company’s stockholders.

Material Features of the Director Options

      As of June 30, 2002, Millard Phelps held a nonstatutory stock option to purchase 5,000 shares of Common Stock at a price of $13.875 per share granted to him by the Compensation Committee of the Board of Directors in April 1996, while Glen Antle held a nonstatutory stock option to purchase 6,250 shares of Common Stock at a price of $3.375 per share granted to him by the Compensation Committee in October 1998. The exercise price of each option is equal to the per share closing price of the Common Stock on the date of grant. Each option has a term of 10 years measured from the date of grant and became exercisable in full one year after the date of grant.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2003. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ending June 30, 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to the Company for the fiscal year ended June 30, 2002 by PricewaterhouseCoopers LLP:

Audit Fees	$196,680
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$310,865

      For the fiscal year ended June 30, 2002, $310,865 was billed to the Company by PricewaterhouseCoopers LLP for providing services on tax return, tax consulting and transfer pricing analysis. The Audit Committee has determined the provision of these services is compatible with maintaining the auditor’s independence.

      The affirmative vote of a majority of the votes cast at the annual meeting of stockholders at which a quorum is present is required for approval of this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

      Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 1090 East Arques Avenue, Sunnyvale, California 94085, no later than July 1, 2003, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer

October 28, 2002

APPENDIX A

TRIDENT MICROSYSTEMS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

1.     Statement of Policy

      This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Trident Microsystems, Inc. (the “Company”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and appraise the audit efforts and independence of the Company’s auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

2.     Organization and Membership Requirements

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

•	is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

•	is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

•	has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation);

•	has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

•	is not an executive of another entity on whose Compensation Committee any of the Company’s current executives serves.

      All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

      The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

3.     Meetings

      The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements consistent with Section IV.A.5. below.

4.     Processes

      To fulfill its responsibilities and duties the Committee shall:

     A.     Documents/ Reports to Review

1. Review and reassess the Charter’s adequacy periodically, as conditions dictate.

2. Review the organization’s annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3. Review the regular Management Letter to management prepared by the independent auditors and management’s response.

4. Review related party transactions for potential conflicts of interests.

5. Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company’s Form 10-Ks and Form 10-Qs. These meetings should include a discussion of the independent auditors, judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

     B.     Independent Auditors

1. Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.

2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

3. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

4. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

5. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

     C.     Financial Reporting Processes

1. In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

     D.     Process Improvement

1. Review with management and the independent auditors any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

5. Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

     E.     Ethical and Legal Compliance

1. Ensure that management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

2. Ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3. Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

4. Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

5. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

6. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

7. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

APPENDIX B

Trident Microsystem Inc.

2002 Stock Option Plan

TRIDENT MICROSYSTEMS, INC.
2002 STOCK OPTION PLAN

     1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 Establishment. The Trident Microsystems, Inc. 2002 Stock Option Plan (the “Plan”) is established effective as of [December 4, 2002], the date on which it is approved by the stockholders of the Company (the “Effective Date”).

          1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

     2. DEFINITIONS AND CONSTRUCTION.

          2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

               (b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) “Committee” means the compensation committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) “Company” means Trident Microsystems, Inc., a Delaware corporation, or any successor corporation thereto.

               (e) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

               (f) “Director” means a member of the Board or of the board of directors of any other Participating Company.

               (g) “Disability” means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

               (h) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

               (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               (j) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

                    (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (k) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

               (l) “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

               (m) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

               (n) “Officer” means any person designated by the Board as an officer of the Company.

               (o) “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

               (p) “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

               (q) “Optionee” means a person who has been granted one or more Options.

               (r) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (s) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

               (t) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

               (u) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (v) “Securities Act” means the Securities Act of 1933, as amended.

               (w) “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Optionee’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement. An Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether an Optionee’s Service has terminated and the effective date of such termination.

               (x) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (y) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

               (z) “Ten Percent Stockholder” means a person who, at the time an Option is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     3. ADMINISTRATION.

          3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

          3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

               (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

               (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

               (e) to approve one or more forms of Option Agreement;

               (f) to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

               (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

               (h) to delegate to the Chief Executive Officer the authority to grant one or more Options, without further approval of the Board, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Options shall not be granted to any one person within any fiscal year of the Company for more than thirty thousand (30,000) shares in the aggregate, (ii) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Option shall be subject to the terms and conditions of the appropriate standard form of Option Agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board;

               (i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

               (j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.5 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code, the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     4. SHARES SUBJECT TO PLAN.

          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be six hundred seventy-five thousand (675,000). Shares issuable under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled without having been exercised in full, the shares of Stock allocable to the unexercised portion of such Option shall again be available for issuance under the Plan.

          4.2 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Section 162(m) Grant Limit set forth in Section 5.4 and in the exercise price per share of any outstanding Options in order to prevent dilution or enlargement of Optionees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

     5. ELIGIBILITY AND OPTION LIMITATIONS.

          5.1 Persons Eligible for Options. Options may be granted only to Employees, Consultants, and Directors. Eligible persons may be granted more than one (1) Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

          5.2 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Option granted to a person upon the condition that such person become an Employee, Consultant or Director shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

          5.3 Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

          5.4 Section 162(m) Grant Limit. Subject to adjustment as provided in Section 4.2, at any such time as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code, no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one hundred thousand (100,000) shares; provided, however, that the foregoing limit shall be five hundred thousand (500,000) shares with respect to Options granted to any Employee during the first fiscal year of such person’s Service (the “Section 162(m) Grant Limit” ).

     6. TERMS AND CONDITIONS OF OPTIONS.

          Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3 Payment of Exercise Price.

               (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

               (b) Limitations on Forms of Consideration.

                    (i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                    (ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          6.4 Effect of Termination of Service.

               (a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.4 and thereafter shall terminate:

                    (i) Disability. If the Optionee’s Service terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date").

                    (ii) Death.

                         (1) If the Optionee’s Service terminates because of the death of the Optionee, then (A) the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date, and(B) solely for the purpose of computing the Optionee’s vested shares, the Optionee shall be credited with an additional twelve (12) months of Service.

                         (2) If the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date

                    (iii) Other Termination of Service. If the Optionee’s Service terminates for any reason, other than Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

               (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

               (c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

          6.5 Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

     7. STANDARD FORMS OF OPTION AGREEMENT.

          7.1 Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

     8. CHANGE IN CONTROL.

          8.1 Definitions.

               (a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          8.2 Effect of Change in Control on Options.

               (a) Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, the Board, in its sole discretion, may provide in any Option Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and shares acquired upon the exercise of such Options.

               (b) Assumption or Substitution of Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Optionee, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. Any Options which are not assumed by the Acquiring Corporation in connection with the Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion. For the purposes of this Section 8.2(b), an Option shall be considered assumed if, for every share of Stock subject thereto immediately prior to the Change in Control, the Optionee has the right, following the Change in Control, to acquire in accordance with the terms and conditions of the assumed Option the consideration (whether stock, cash or other securities or property) received in the Change in Control transaction by holders of shares of Stock for each share held immediately prior to such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control transaction was not solely common stock of the Acquiring Corporation, the Board may, with the consent of the Acquiring Corporation, provide for the consideration to be acquired to be solely common stock of the Acquiring Corporation equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control transaction.

               (c) Cash-Out of Options. The Board may, in its sole discretion and without the consent of any Optionee, determine that, upon the occurrence of a Change in Control, each or any Option outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option (the “Spread”). In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Optionees in respect of their canceled Options as soon as practicable following the date of the Change in Control.

     9. TAX WITHHOLDING.

          9.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an

Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Option or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

          9.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to an Optionee upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

     10. PROVISION OF INFORMATION.

          Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

     11. COMPLIANCE WITH SECURITIES LAW.

          The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     12. TERMINATION OR AMENDMENT OF PLAN.

          The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

APPENDIX C

Form of Proxy

PROXY

TRIDENT MICROSYSTEMS, INC.

Proxy for the Annual Meeting of Stockholders
To be held on December 4, 2002

     The undersigned hereby appoints Frank C. Lin and Peter Jen, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Trident Microsystems, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company, 1090 East Arques Avenue, Sunnyvale, California, on December 4, 2002 at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated October 28, 2002 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in his discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, AND 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

A vote FOR the following proposals is recommended by the Board of Directors:

1.	To elect the following one (1) person as class I director to hold office for a three-year term and until his respective successor is elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

01	Yasushi Chikagami

2.	To approve Trident Microsystem Inc. 2002 Stock Option Plan and the reservation of 675,000 shares of the Company’s Common Stock for issuance thereunder.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2003.